[PARKER CHAPIN FLATTAU & KLIMPL, LLP LETTERHEAD]




                                                              March 30, 1998

Sbarro, Inc.
763 Larkfield Road
Commack, New York  11725

Gentlemen:

               We have acted as counsel to Sbarro, Inc., a New York corporation (the "Company"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering an aggregate of 750,000 additional shares of the Company's Common Stock, par value $.01 per share (the "Shares"), which may be issued upon the exercise of options that have been granted or may in the future be granted by the Company under the Company's 1991 Stock Incentive Plan (the "1991 Plan").

               In connection with the foregoing, we have examined originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

               Based upon and subject to the foregoing, we are of the opinion that the Shares, when paid for and issued upon the exercise of options granted or to be granted under the 1991 Plan, in accordance with the terms and provisions of the 1991 Plan, will be validly issued, fully paid and non-assessable (except to the extent Section 630 of the New York Business Corporation Law may in the future become applicable to the Company).

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.




                                           Very truly yours,

                                          /S/PARKER CHAPIN FLATTAU & KLIMPL, LLP

                                         PARKER CHAPIN FLATTAU & KLIMPL, LLP